EXHIBIT 10.8

AMENDMENT 2011-1

THE PNC FINANCIAL SERVICES GROUP, INC.

ERISA EXCESS PENSION PLAN

(as amended and restated as of January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. ERISA Excess Pension Plan (the “Plan”);

WHEREAS, the amendment to the Plan, executed on December 23, 2010 to permit the cash-out of small sums (the “Amendment”), contained a scrivener’s error pursuant to which the Amendment purported to amend the restatement of the Plan dated January 1, 2004, rather than the restatement of the Plan dated January 1, 2009, as was intended;

WHEREAS, the Corporation wishes to amend the Plan to (i) clarify the Amendment and its application with respect to only those amounts deferred and vested prior to January 1, 2005, and (ii) reflect the Corporation’s adoption of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan, effective January 1, 2012; and

WHEREAS, Section 9 of the Plan authorizes the Corporation to amend the Plan.

NOW, THEREFORE, IT IS RESOLVED, that, effective as of the dates set forth below, the Plan is hereby amended as follows

1. Effective January 1, 2012, a new Section 1.9 of the Plan (“Deferred Compensation Plan”) is added to the Plan to read as follows, and the subsequent sections and all cross-references are renumbered accordingly:

“1.9	“Deferred Compensation and Incentive Plan” means The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan as amended from time to time.”

2. Effective January 1, 2012, Section 1.12 of the Plan (“Excess Benefits”) is amended in its entirety to read as follows:

“1.12	“Excess Benefits” means the difference between (A) the amount of an Employee’s benefit under the Pension Plan computed without taking into consideration the limitation on benefits contained in Section 401(a)(17) and Section 415 of the Internal Revenue Code and computed as if “Compensation” as defined in the Pension Plan included amounts deferred under the Deferred Compensation Plan or the Deferred Compensation and Incentive Plan (or any successor plan to the Deferred Compensation and Incentive Plan) and (B) the amount of an Employee’s benefit actually computed under the Pension Plan.

For a Participant who incurred a Total Disability prior to 1999 and who, for purposes of The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan, was a “Participant” (as defined therein) as of December 31, 1998, Excess Benefits will also include the difference between (C) the aggregate amount of the Participant’s benefit under the Pension Plan and this Plan computed using Earnings Credits that reflect Compensation that, for any period, is a pro rata portion of annual Compensation equal to the sum of (i) the rate of base pay in effect at the time of Total Disability and (ii) variable pay (limited as described in the definition of Compensation in the Pension Plan) equal to the annual bonus amount earned for the calendar year prior to such Total Disability, and (D) the aggregate amount of the Participant’s benefit otherwise computed under the Pension Plan and this Plan. For purposes of (A) above, in the event that payment of annual incentive compensation which is included in Compensation as variable pay is made in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance in advance of the date on which payment of annual incentive compensation under the applicable executive and management incentive plan(s) is made in cash to those employees whose compensation is not restricted under the Interim Final Rule (the “normal payment date”), the payment of such long-term restricted stock shall be deemed to be made on the normal payment date for purposes of determining the amount in (A) to be used to calculate a Participant’s Excess Benefits under this Plan.”

3. Effective January 1, 2010, Section 4 of the Plan (“Distributions”) is amended to insert the following new Section 4.5 (“Distribution of Small Amounts”) immediately at the end thereof:

“4.5 Distribution of Small Amounts. Notwithstanding anything in this Section 4 to the contrary, if the value of the Participant’s Account attributable to the vested amounts deferred prior to January 1, 2005 is $5,000 or less at the time of a distribution of such amount as specified in this Section 4, the distribution of such amount shall be paid in the form of a single lump-sum payment as soon as administratively practicable after the occurrence of the distribution event, and the Participant shall not be entitled to any other form of distribution with respect to such amount. Spousal consent is not required with respect to a lump-sum distribution pursuant to this Section 4.5. For the avoidance of doubt, no distribution shall be made under this Section 4.5 with respect to amounts deferred or first vesting on or after January 1, 2005.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 16 day of December, 2011 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President and Chief Human Resources Officer